FOR IMMEDIATE RELEASE
----------------------

Contact:
  Alfred E. Brennan, Chief Executive Officer
  Arthur L. Herbst, Jr., EVP & Chief
    Operating Officer

  (314)-344-010, Ext. 3133


                                                                           YOUNG
                                                               INNOVATIONS, INC.



            YOUNG INNOVATIONS, INC. ANNOUNCES RECORD RESULTS FOR THE
                              FIRST QUARTER OF 2003


ST. LOUIS, MO., APRIL 22, 2003 ... Young Innovations, Inc. (NASDAQ - YDNT) today announced record sales, net income and diluted earnings per share for the first quarter ended March 31, 2003. Sales for the first quarter 2003 were $17.7 million, increasing 7.4% over the $16.5 million reported in the year earlier first quarter. Net income increased 19.1% to $2.9 million, compared with $2.4 million in the first quarter of 2002. Diluted earnings per share rose 14.8% in the first quarter 2003 to $0.31 versus $0.27 in the same quarter in 2002.

Cash flow from operations was $4.9 million, compared to $4.0 million in the year earlier period. A portion of the cash generated during the quarter was used to eliminate the Company's outstanding bank debt. The Company did not repurchase any shares during the first quarter but still has the authority to repurchase approximately 219,400 shares.

Commenting on the quarter, Alfred E. Brennan, Chief Executive Officer, said, "We once again reported strong financial results for the first quarter of 2003. Strong overall demand for our professional dental products offset weak results in our retail segment in the quarter. Particularly strong demand for equipment relative to the first quarter of 2002 also helped us achieve internal sales growth above our 4% to 6% target range. In addition, tight operating expense controls enabled us to grow earnings faster than sales in the first quarter. We expect earnings growth to continue to outpace sales growth for the remainder of the year."

A conference call has been scheduled for Wednesday, April 23 at 10:00 A.M. Central Time and can be accessed through InterCall at http://audioevent.mshow.com/101101/ or on the Company's website, www.ydnt.com.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading distributor of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risk and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.



                                   -- MORE --

                             YOUNG INNOVATIONS, INC.
                   Condensed Consolidated Statements of Income
                 (In Thousands, Except Earnings Per Share Data)
                                   (Unaudited)





                                                 Three Months Ended
                                                      March 31,
                                         2003          2002        Change
                                         --------------------------------


Net Sales                               $ 17,743    $ 16,513       7.4%
Cost of Goods Sold                         8,411       7,537      11.6%
Gross Profit                               9,332       8,976       4.0%
% of Net Sales                              52.6%       54.4%


Selling, General and
Administrative Expense                     4,661       4,780      -2.5%
% of Net Sales                              26.3%       28.9%


Operating Income                           4,671       4,196      11.3%
% of Net Sales                              26.3%      25.4%


Other Income / (Expense)                      14        (213)


Income Before Taxes                        4,685       3,983      17.6%


Provision for Income Taxes                 1,792       1,553      15.4%


Net Income                               $ 2,893     $ 2,430      19.1%
% of Net Sales                              16.3%       14.7%


Earnings Per Share (Basic)               $  0.32     $  0.28      14.3%
Weighted Average Shares
Outstanding (Basic)                        8,930       8,805       1.4%


Earnings Per Share (Diluted)             $  0.31     $  0.27      14.8%
Weighted Average Shares
Outstanding (Diluted)                      9,325       9,147       1.9%



                                      MORE

                             YOUNG INNOVATIONS, INC.
                           Consolidated Balance Sheet
                      March 31, 2003 and December 31, 2002
                                 (In Thousands)


                                                   (UNAUDITED)
                                                    MARCH 31         DECEMBER 31
                      ASSETS                          2003               2002
                                                     -------             -----

Current Assets
      Cash                                           $ 1,470             $ 554
      Accounts receivable, net                         7,929            10,010
      Inventories                                      7,207             7,861
      Other current assets                             2,415             2,405
                                                     -------             -----
Total current assets                                  19,021            20,830
                                                     -------             -----


Property, Plant and Equipment, net                    18,787            18,962
Other Assets                                             480               480
Intangible Assets                                      2,286             2,302
Goodwill                                              42,414            42,414
                                                     -------             -----


TOTAL ASSETS                                        $ 82,988          $ 84,988
                                                    ========          ========



              LIABILITIES AND EQUITY
Current Liabilities
      Accounts payable and accrued liabilities       $ 6,749           $ 8,110
      Current maturities of long-term debt                77                75
                                                     -------             -----
TOTAL CURRENT LIABILITIES                              6,826             8,185
                                                     -------             -----


Long-term debt, less current maturities                   48             4,229
Deferred Income Taxes                                  4,904             4,904
Stockholders' Equity
      Common stock                                        89                89
      Deferred stock compensation                     (1,187)           (1,271)
      Additional paid-in capital                      27,774            28,050
      Retained earnings                               61,665            58,772
      Common stock in treasury, at cost              (17,131)          (17,970)
                                                     -------             -----
TOTAL STOCKHOLDERS' EQUITY                            71,210            67,670


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 82,988          $ 84,988
                                                    ========          ========






                                       END